Exhibit 99.2

Relmada Therapeutics Announces Oversubscribed $160.0 Million Private Placement Financing

CORAL GABLES, Fla., March 9, 2026 /GlobeNewswire/ -- Relmada Therapeutics, Inc. (Nasdaq: RLMD, “Relmada” or the “Company”), a clinical-stage biotechnology company advancing innovative therapies for oncology and central nervous system indications, today announced that it has entered into a securities purchase agreement for a private investment in public equity (“PIPE”) financing that is expected to result in gross proceeds of approximately $160.0 million to the Company, before placement agent fees and offering expenses. The PIPE financing included participation from Venrock Healthcare Capital Partners, Commodore Capital, Janus Henderson Investors, RA Capital Management, Balyasny Asset Management, OrbiMed, Spruce Street Capital, Squadron Capital Management, Columbia Threadneedle Investments, Adage Capital Management, Marshall Wace, Braidwell LP, Great Point Partners, LLC and Eventide Asset Management.

Pursuant to the terms of the securities purchase agreement, Relmada is selling an aggregate of (i) 29,474,569 shares of its common stock (“Common Stock”) at a purchase price of $4.75 per share and (ii) pre-funded warrants to purchase 4,210,527 shares of Common Stock at a purchase price of $4.749 per pre-funded warrant. The pre-funded warrants have an exercise price of $0.001 per share. The PIPE financing is expected to close on or about March 11, 2026, subject to satisfaction of customary closing conditions.

Relmada intends to use the net proceeds from the PIPE financing, together with existing cash, cash equivalents, and short-term investments, for working capital and general corporate purposes, which includes the advancement of research and development of its product candidates.

Jefferies, Leerink Partners, Piper Sandler and Mizuho are acting as placement agents for the PIPE financing.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the securities purchase agreement, Relmada and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of Common Stock and the Common Stock issuable upon exercise of the pre-funded warrants, in each case sold in the PIPE financing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Relmada Therapeutics, Inc.

Relmada is a clinical-stage biotechnology company focused on developing transformative therapies for oncology and central nervous system conditions. Its lead candidates, NDV-01 and sepranolone, are advancing through mid-stage clinical development with the potential to address significant unmet needs.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. This press release contains statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding Relmada’s ability to complete the PIPE financing, the anticipated proceeds to be received in the PIPE financing, the expected timing of the closing of the PIPE financing and the expected use of the proceeds from the PIPE financing. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “will likely result,” “will continue,” “plans to,” “potential,” “promising,” and similar expressions. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including the risk factors described under the heading “Risk Factors” set forth in the Company’s reports filed with the SEC from time to time. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Relmada undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Readers are cautioned that it is not possible to predict or identify all the risks, uncertainties and other factors that may affect future results and that the risks described herein should not be considered a complete list.

Investor Contact:
Brian Ritchie

LifeSci Advisors

britchie@lifesciadvisors.com

Media Inquiries:
Corporate Communications
media@relmada.com

Source: Relmada Therapeutics